PRICING SUPPLEMENT NO. 17                                        Rule 424(b)(3)
DATED: August 28, 1997                                       File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:         Floating Rate Notes    Book Entry Notes
$35,000,000               [x]                    [x]

Original Issue Date:      Fixed Rate Notes       Certificated Notes
September 3, 1997         [_]                    [_]

Maturity Date:
September 3, 1998

Option to Extend Maturity:          No  [x]

                                    Yes [_]   Final Maturity Date:

                                           Optional           Optional
                       Redemption          Repayment          Repayment
Redeemable On          Price(s)            Date(s)            Price(s)
-------------          ----------          ---------          ---------

N/A                    N/A                 N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]         Commercial Paper Rate            Minimum Interest Rate: N/A

[_]         Federal Funds Rate               Interest Reset Date(s): *

[_]         Treasury Rate                    Interest Reset Period: Quarterly

[_]         LIBOR Reuters                    Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                       Interest Payment Period: Quarterly

[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  Three Months

Spread (plus or minus): -0.06%
-----------------------------------

*        12/03/97, 3/03/98 and 6/03/98.

**       12/03/97, 3/03/98, 6/03/98 and 9/3/98.

*** Three month LIBOR as of August 29, 1997, minus 6 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.
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